UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 21, 2008

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

001-33667 (Commission File Number)		65-0358792 (IRS Employer Identification No.)
3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends Item 5.02 of the Registrant’s Current Report on Form 8-K originally dated October 17, 2008 and filed with the Securities and Exchange Commission on October 24, 2008, regarding the termination of the Registrant’s relationship with its Chief Operating Officer. The purpose of this amendment is to correct the date of earliest event reported from October 17, 2008 to October 21, 2008 and to supplement the disclosure regarding Mr. Elfenbein’s separation, as the Registrant’s Board of Directors ratified and approved Mr. Elfenbein’s separation on October 21, 2008 and not October 17, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant announced that on October 21, 2008, its Board of Directors ratified and approved, effective as of October 17, 2008 and as part of the change in management and change of control of the Registrant, the termination of the Registrant’s relationship with Mickey Elfenbein, its Chief Operating Officer. The parties continue to negotiate the terms of Mr. Elfenbein’s separation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: October 27, 2008	By:	/s/ Abraham Sofer
Abraham Sofer
President

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